Exhibit 99.1

Azitra, Inc. to Present at the H.C. Wainwright 28th Annual Global Investment Conference

BRANFORD, Conn. – September 8, 2026 — Azitra, Inc. (“Azitra” or the “Company”) (NYSE American: AZTR), a clinical-stage biopharmaceutical company focused on developing innovative therapies for precision dermatology and high value cosmetic proteins and peptides, today announced that Travis Whitfill Ph.D., MPH, Azitra’s Co-founder and Chief Operating Officer, will deliver a virtual presentation at the H.C. Wainwright 28th Annual Global Investment Conference, to be held from September 14-16, 2026, in New York City.

In the prerecorded presentation, Dr. Whitfill will provide an update on Azitra’s recent progress and key pipeline activities, including initial data from the ATR-COSF program supporting the Company’s strategy to leverage its microbial genetic engineering platform beyond traditional therapeutics, including cosmetic applications targeting fine lines and wrinkles. He will also discuss continued enrollment in the first cohort of the Phase 1/2 clinical trial evaluating ATR-04 for EGFR inhibitor-associated rash.

Details of the presentation are as follows:

Event:	H.C. Wainwright 28th Annual Global Investment Conference
Date:	September 14-16, 2026
Presenter:	Travis Whitfill Ph.D., MPH, Co-founder and Chief Operating Officer
Link:	https://journey.ct.events/view/e79c38bd-e846-43ef-9594-230c8c543204

During the conference, Dr. Whitfill will conduct one-on-one meetings with registered investors and potential partners, highlighting the Company’s business and clinical development strategy, recent corporate achievements, and anticipated milestones.

About Azitra, Inc.

Azitra, Inc. is a clinical-stage biopharmaceutical company focused on developing innovative therapies for precision dermatology and novel products across therapeutics, cosmeceuticals and biotechnology applications. The Company’s portfolio is highlighted by ATR-COSF, a recombinant protein technology designed for cosmetic and skincare applications, and ATR-04, an investigational live biotherapeutic for EGFR inhibitor (“EGFRi”) associated rash. Azitra has received Fast Track designation from the FDA for EGFR inhibitor-associated rash, which impacts approximately 150,000 people in the U.S. Azitra is also advancing additional recombinant protein initiatives designed to support biotechnology research and manufacturing applications. Azitra’s technology platforms combine engineered proteins, topical live biotherapeutics, artificial intelligence, and a proprietary microbial library to develop differentiated products for consumer, research and healthcare markets. For more information, please visit https://azitrainc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will,” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements include, without limitation, statements regarding the expected timing of (i) our potential resumption and expected timing of initial safety data and topline results for the Phase 1b trial for our ATR-12, (ii) the abstract detailing the Phase 1/2 clinical trial for our ATR-04 program, (iii) our provision of initial safety data and topline results for the Phase 1/2 clinical trial for our ATR-04 program, (iv) statements about our clinical and preclinical programs, and corporate and clinical/preclinical strategies, including our cosmeceutical strategy and our recombinant protein platform, (v) the expected timing of our planned human cosmetic application study for ATR-COSF, and (vi) statements regarding our strategy plans and priorities, including those outlined in our recent shareholder letter.

Any forward-looking statements in this press release are based on current expectations, estimates and projections only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the timing of clinical trials and their results; we may experience delays in the provision of initial safety data and topline results for ATR-COSF, our recombinant protein platform, ATR-12 and ATR-04 and, if we do, such data and results may not be favorably received; the safety and efficacy of our product candidates; possible delays in regulatory approval or changes in regulatory framework that are out of our control; our estimation of addressable markets of our product candidates may be inaccurate; we may fail to timely raise additional required funding; more efficient competitors or more effective competing treatment may emerge; we may be involved in disputes surrounding the use of our intellectual property crucial to our success; we may not be able to attract and retain key employees and qualified personnel; earlier study results may not be predictive of later stage study outcomes; and we are dependent on third-parties for some or all aspects of our product manufacturing, research and preclinical and clinical testing. Additional risks concerning Azitra’s programs and operations are described or incorporated by reference in our annual report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on February 27, 2026 and our quarterly report on Form 10-Q filed on May 13, 2026 and August 12, 2026 with the SEC. Azitra explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Contact

Norman Staskey

Chief Financial Officer

staskey@azitrainc.com

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

231-632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

646-577-8520

cmcdonald@tiberend.com